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                                                                    June 6, 2001
                                                           For Immediate Release
                                                           Contact: Barry Rubens
                                                                    704.722.2404
                                                                  Mary Jean King
                                                                    704.722.3741

            CT COMMUNICATIONS PURCHASES ASSETS FROM CINGULAR WIRELESS

CT Communications, Inc., (CTC, NASDAQ: CTCI) announces that it has partitioned an area of the Cingular Wireless digital network in North Carolina. As part of this transaction, CTC has acquired 47 cell sites, approximately 14,000 post-pay subscribers, and a license for spectrum in a three and a half counties area, containing a population of approximately 450,000 people, north of Charlotte, NC. CTC estimates the total transaction cost to be between $24 and $25 million.

While CTC will have ownership of the operating assets and post-paid customers within the area, it will remain part of the Cingular Wireless network and as such will be subject to certain operating requirements. These include marketing under the Cingular brand, offering Cingular service plans and features, and adhering to specific technical and customer service standards.

"We are very pleased with this wireless acquisition. We have made significant strides in our wireless business since 1996. This opportunity gives CTC a significantly larger wireless presence and control over operating assets. We are pleased to be affiliated with Cingular Wireless which we consider to be the premier nationwide wireless company," stated Barry R. Rubens, Chief Financial Officer of CTC.

At May 31, 2001, CTC had approximately 16,000 post-pay wireless subscribers and has been operating as a branded reseller of Cingular services since the fall of 1996. CTC operates nine wireless distribution channels within its partitioned territory. The digital wireless business contributed $2.4 million in revenue for the quarter ended March 31, 2001.

Certain statements contained in this press release are "forward-looking statements," within the meaning of federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions made by management about us, including, among other things,


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changes in industry conditions created by the Telecommunications Act and related state and federal legislation and regulations, recovery of the substantial costs that will result from the implementation of our new businesses, retention of our existing customer base and our ability to attract new customers, rapid changes in technology, and actions of our competitors. In some cases, these forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words or other comparable words. These forward-looking statements may differ materially from actual results because they involve estimates, assumptions and uncertainties and should be viewed with caution. We undertake no obligation to update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Readers are also directed to consider the risks, uncertainties and other factors discussed in documents filed by us with the Securities and Exchange Commission, including those matters summarized under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2000.

CT Communications, Inc. which is headquartered in Concord, N.C. is a growing provider of integrated telecommunications services to residential and business customers located primarily in North Carolina and South Carolina. CT Communications, Inc. offers a comprehensive package of telecommunications services, including local and long distance telephone services, Internet and data services, and digital wireless services.

                            [CT Communications Logo]